UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 26, 2020

AutoZone, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street, Memphis, Tennessee 38101
(Address of Principal Executive Offices) (Zip Code)
(901) 495-6500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2020, AutoZone, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase, $500,000,000 million aggregate principal amount of the Company’s 3.625% Notes due 2025 (the “2025 Notes”) and $750,000,000 million aggregate principal amount of the Company’s 4.000% Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1.

Certain of the Underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement. Certain of the Underwriters or their affiliates are lenders and/or agents under the Company’s existing revolving credit facility and may become lenders and/or agents under the Company’s future credit facilities, such as the Company’s contemplated 364-day revolving credit facility.

The information provided in Item 2.03 of this report is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2020, the Company completed the sale of the Notes. The 2025 Notes bear interest at a fixed rate equal to 3.625% per year, payable semi-annually and the 2030 Notes bear interest at a fixed rate equal to 4.000% per year, payable semi-annually.

The Notes were issued pursuant to an Indenture dated as of August 8, 2003 (the “Indenture”), between the Company and Regions Bank, as successor in interest to The Bank of New York Mellon Trust Company, N.A., as successor in interest to Bank One Trust Company, N.A., as trustee, and were offered and sold pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2019, on Form S-3 (File No. 333-230719), as supplemented by a prospectus supplement dated March 26, 2020, filed with the Commission on March 27, 2020. Pursuant to the Indenture, the Company executed an Officers’ Certificate dated March 30, 2020, setting forth the terms of the 2025 Notes (the “2025 Notes Officers’ Certificate”) and an Officers’ Certificate dated March 30, 2020, setting forth the terms of the 2030 Notes (the “2030 Notes Officers’ Certificate” and, together with the 2025 Notes Officers’ Certificate, the “Officers’ Certificates”).

The Company will pay interest on the Notes on April 15 and October 15 of each year, beginning October 15, 2020. The 2025 Notes will mature on April 15, 2025, and the 2030 Notes will mature on April 15, 2030. The Notes will be senior unsecured debt obligations of the Company and will rank equally with the Company’s other senior unsecured liabilities and senior to any future subordinated indebtedness of the Company. The Notes are subject to customary covenants restricting the Company’s ability, subject to certain exceptions, to incur debt secured by liens, to enter into sale and leaseback transactions or to merge or consolidate with another entity or sell substantially all of its assets to another person. The Indenture provides for customary events of default and further provides that the trustee or the holders of 25% in aggregate principal amount of the outstanding series of Notes may declare such Notes immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period.

The Company may redeem the Notes at the Company’s option, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days’ notice, at the redemption prices described in the applicable Officer’s Certificate. If a change of control, as defined in the applicable Officers’ Certificate, occurs, unless the Company has exercised its option to redeem the Notes, holders of the Notes may require the Company to repurchase the Notes at the prices described in the applicable Officers’ Certificate.

The above description of the Officers’ Certificates and the Notes is qualified in its entirety by reference to the Officers’ Certificates pursuant to the Indenture setting forth the terms of the Notes, and the form of the Notes, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated March 26, 2020, by and among the Company, BofA Securities, Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein

4.1	Officers’ Certificate for the 2025 Notes, pursuant to Section 3.2 of the Indenture, dated March 30, 2020, setting forth the terms of the 2025 Notes
4.2	Officers’ Certificate for the 2030 Notes, pursuant to Section 3.2 of the Indenture, dated March 30, 2020, setting forth the terms of the 2030 Notes
4.3	Form of 3.625% Note due 2025
4.4	Form of 4.000% Note due 2030
4.5	Form of 4.000% Note due 2030
5.1	Opinion of Bass, Berry & Sims PLC
5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020

AUTOZONE, INC.

By:	/s/ William T. Giles
	Name:	William T. Giles
	Title:	Chief Financial Officer and Executive Vice President – Finance, Information Technology